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                    [PORTER & HEDGES, L.L.P. LETTERHEAD]


                             December 10, 1997


Veritas DGC Inc.                                                    EXHIBIT  5.1
3701 Kirby Drive, Suite 112
Houston, Texas 77098


         Re: VERITAS DGC INC. REGISTRATION STATEMENT ON FORM S-8; SECOND AMENDED AND RESTATED 1992 EMPLOYEE NONQUALIFIED STOCK OPTION PLAN AND THE AMENDED AND RESTATED 1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

Gentlemen:

         We have acted as counsel to Veritas DGC Inc., a Delaware corporation (the "Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 1,041,667 and 400,000 shares (collectively, the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable pursuant to the Company's Second Amended and Restated Employee Nonqualified Stock Option Plan (the "Employee Plan") and the Company's Amended and Restated 1992 Non-Employee Director Stock Option Plan (the "Director Plan"), respectively.

         We have examined the Employee Plan and the Director Plan and such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

         Based upon such examination and review, we are of the opinion that the Shares will, upon issuance and delivery as contemplated by the Employee Plan and the Director Plan, be validly issued, fully paid and nonassessable outstanding shares of Common Stock.

         This Firm consents to the filing of this opinion as an exhibit to the Registration Statement.

         This opinion is conditioned upon the Registration Statement being declared effective and upon compliance by the Company with all applicable provisions of the Securities Act of 1933, as amended, and such state securities rules, regulations and laws as may be applicable.

                                                  Very truly yours,

                                                  /s/ PORTER & HEDGES, L.L.P.

                                                  PORTER & HEDGES, L.L.P.